EXHIBIT 99.1

QUARTERLY SERVICER'S CERTIFICATE

Exhibit E to Servicing Agreement

Quarterly Servicer's Certificate

California Infrastructure and Economic Development Bank Special

Purpose Trust PG&E-1

$2,901,000,000 Rate Reduction Certificates, Series 1997-1

Pursuant to Section 4.01(d)(ii) of the Transition Property Servicing

Agreement dated as of December 8, 1997 (the "Transition Property Servicing

Agreement") between Pacific Gas and Electric Company, as Servicer, and PG&E

Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Quarterly Servicer's Certificate (the

"Quarterly Certificate") have their respective meanings as set forth in the

Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods: December 2002, January 2003, February 2003

Distribution Date: March 25, 2003

1. Collections Allocable and Aggregate Amounts Available for the Current

Distribution Date:

i. Remittances for the Dec. '02 Collection Period    $32,134,619.00

ii. Remittances for the Jan. '03 Collection Period    $35,375,566.00

iii. Remittances for the Feb. '03 Collection Period    $35,207,178.00

iv. Net Earnings on Collection Account    $325,275.73

   -------------------

v. General Sub-Account Balance    $103,042,638.73

vi Reserve Sub-Account Balance   $12,533,176.89

vii. Overcollateralization Sub-Account Balance    $7,252,500.00

viii.Capital Sub-Account Balance (less $100K)    $14,405,000.00

   -------------------

ix. Collection Account Balance    $137,233,315.62

2. Outstanding Principal Balance and Collection Account Balance as of Prior

Distribution Date:

i. Class A-1 Principal Balance    $0.00

ii. Class A-2 Principal Balance    $0.00

iii. Class A-3 Principal Balance    $0.00

iv. Class A-4 Principal Balance    $0.00

v. Class A-5 Principal Balance    $0.00

vi. Class A-6 Principal Balance    $184,500,000.00

vii. Class A-7 Principal Balance    $866,000,000.00

viii.Class A-8 Principal Balance    $400,000,000.00

   -------------------

ix. Rate Reduction Certificate Principal Balance    $1,450,500,000.00

x. Reserve Sub-Account Balance   $12,533,176.89

xi. Overcollateralization Sub-Account Balance    $7,252,500.00

xii. Capital Sub-Account Balance    $14,405,000.00

3. Required Funding/Payments as of Current Distribution Date:

i. Projected Class A-1 Certificate Balance    $0.00

ii. Projected Class A-2 Certificate Balance    $0.00

iii. Projected Class A-3 Certificate Balance    $0.00

iv. Projected Class A-4 Certificate Balance    $0.00

v. Projected Class A-5 Certificate Balance    $0.00

vi. Projected Class A-6 Certificate Balance    $109,704,693.00

vii. Projected Class A-7 Certificate Balance    $866,000,000.00

viii.Projected Class A-8 Certificate Balance    $400,000,000.00

   -------------------

ix. Projected Class A Certificate Balance    $1,375,704,693.00

x. Required Class A-1 Coupon    $0.00

xi. Required Class A-2 Coupon    $0.00

xii. Required Class A-3 Coupon    $0.00

xiii.Required Class A-4 Coupon    $0.00

xiv. Required Class A-5 Coupon    $0.00

xv. Required Class A-6 Coupon    $2,915,100.00

xvi. Required Class A-7 Coupon    $13,899,300.00

xvii. Required Class A-8 Coupon    $6,480,000.00

xviii.Required Overcollateralization Funding    $362,625.00

xix. Required Capital Sub-Account Funding    $0.00

4. Allocation of Remittances as of Current Distribution Date Pursuant to 8.02(d)

of Indenture:

i. Note, Delaware and Certificate Trustee Fees    $1,083.33

ii. Quarterly Servicing Fee    $906,562.50

iii. Quarterly Administration Fee    $25,000.00

iv. Operating Expenses (subject to $100,000 cap)    $19,892.40

v. Quarterly Interest    $23,294,400.00

1. Class A-1 Certificate Coupon Payment    $0.00

2. Class A-2 Certificate Coupon Payment    $0.00

3. Class A-3 Certificate Coupon Payment    $0.00

4. Class A-4 Certificate Coupon Payment    $0.00

5. Class A-5 Certificate Coupon Payment    $0.00

6. Class A-6 Certificate Coupon Payment    $2,915,100.00

7. Class A-7 Certificate Coupon Payment    $13,899,300.00

8. Class A-8 Certificate Coupon Payment    $6,480,000.00

vi. Principal Due and Payable    $0.00

vii. Quarterly Principal    $74,795,307.00

1. Class A-1 Certificate Principal Payment    $0.00

2. Class A-2 Certificate Principal Payment    $0.00

3. Class A-3 Certificate Principal Payment    $0.00

4. Class A-4 Certificate Principal Payment    $0.00

5. Class A-5 Certificate Principal Payment    $0.00

6. Class A-6 Certificate Principal Payment    $74,795,307.00

7. Class A-7 Certificate Principal Payment    $0.00

8. Class A-8 Certificate Principal Payment    $0.00

viii.Operating Expenses (in excess of $100,000)    $0.00

ix. Funding of Overcollateralization Sub-Account
(to required level)                                    $362,625.00

x. Funding of Capital Sub-Account (to required level)    $0.00

xi. Net Earnings Released to Note Issuer $325,275.73

xii. Released to Note Issuer upon Series Retirement:

Overcollateralization Sub-Account    $0.00

xiii.Released to Note Issuer upon Series Retirement:

Capital Sub-Account    $0.00

xiv. Deposits to Reserve Sub-Account $3,312,492.77

xv. Released to Note Issuer upon Series Retirement:

Collection Account    $0.00

5. Outstanding Principal Balance and Collection Account Balance as of current distribution date:

(after giving effect to payments to be made on such distribution date):

i. Class A-1 Principal Balance    $0.00

ii. Class A-2 Principal Balance    $0.00

iii. Class A-3 Principal Balance    $0.00

iv. Class A-4 Principal Balance    $0.00

v. Class A-5 Principal Balance             $0.00

vi. Class A-6 Principal Balance    $109,704,693.00

vii. Class A-7 Principal Balance    $866,000,000.00

viii.Class A-8 Principal Balance    $400,000,000.00

   -------------------

ix. Rate Reduction Certificate Principal Balance    $1,375,704,693.00

x. Reserve Sub-Account Balance  $15,845,669.66

xi. Overcollateralization Sub-Account Balance     $7,615,125.00

xii. Capital Sub-Account Balance    $14,405,000.00

6. Sub-Account Draws as of Current Distribution Date (if applicable, pursuant to

Section 8.02(e) of Indenture):

i. Reserve Sub-Account             $0.00

ii. Overcollateralization Sub-Account            $0.00

iii. Capital Sub-Account    $0.00

   -------------------

iv. Total Draws             $0.00

7. Shortfalls In Interest and Principal Payments as of Current Distribution

Date:

i. Quarterly Interest    $0.00

1. Class A-1 Certificate Coupon Payment    $0.00

2. Class A-2 Certificate Coupon Payment    $0.00

3. Class A-3 Certificate Coupon Payment    $0.00

4. Class A-4 Certificate Coupon Payment    $0.00

5. Class A-5 Certificate Coupon Payment    $0.00

6. Class A-6 Certificate Coupon Payment    $0.00

7. Class A-7 Certificate Coupon Payment    $0.00

8. Class A-8 Certificate Coupon Payment    $0.00

ii. Quarterly Principal    $0.00

1. Class A-1 Certificate Principal Payment    $0.00

2. Class A-2 Certificate Principal Payment    $0.00

3. Class A-3 Certificate Principal Payment    $0.00

4. Class A-4 Certificate Principal Payment    $0.00

5. Class A-5 Certificate Principal Payment    $0.00

6. Class A-6 Certificate Principal Payment    $0.00

7. Class A-7 Certificate Principal Payment    $0.00

8. Class A-8 Certificate Principal Payment    $0.00

8. Shortfalls in Required Sub-Account Levels as of Current Distribution Date:

i. Overcollateralization Sub-Account           $0.00

ii. Capital Sub-Account   $0.00

9. Distributions of Principal per $1,000 of Original Principal Amount as of Current Distribution Date:
Original Principal [A]	Outstanding Balance [B]	Principal Payment [C]	Principal Payment per $1,000 of Orig. Principal Amt. [C/A x 1,000]
i. Class A-1	$0.00	$0.00	$0.00	$0.000000
ii. Class A-2	$0.00	$0.00	$0.00	$0.000000
iii. Class A-3	$0.00	$0.00	$0.00	$0.000000
iv. Class A-4	$0.00	$0.00	$0.00	$0.000000
v. Class A-5	$0.00	$0.00	$0.00	$0.000000
vi. Class A-6	$375,000,000.00	$184,500,000.00	$74,795,307.00	$199.454152
vii. Class A-7	$866,000,000.00	$866,000,000.00	$0.00	$0.000000
viii. Class A-8	$400,000,000.00	$400,000,000.00	$0.00	$0.000000
	$1,641,000,000.00	$1,450,500,000.00	$74,795,307.00

10. Distributions of Interest per $1,000 of Original Principal Amount as of Current Distribution Date:
Original Principal [A]	Outstanding Balance [B]	Interest Payment [C]	Interest Payment per $1,000 of Orig. Principal Amt. [C/A x 1,000]
i. Class A-1	$0.00	$0.00	$0.00	$0.000000
ii. Class A-2	$0.00	$0.00	$0.00	$0.000000
iii. Class A-3	$0.00	$0.00	$0.00	$0.000000
iv. Class A-4	$0.00	$0.00	$0.00	$0.000000
v. Class A-5	$0.00	$0.00	$0.00	$0.000000
vi. Class A-6	$375,000,000.00	$184,500,000.00	$2,915,100.00	$7.773600
vii. Class A-7	$866,000,000.00	$866,000,000.00	$13,899,300.00	$16.050000
viii. Class A-8	$400,000,000.00	$400,000,000.00	$6,480,000.00	$16.200000
	$1,641,000,000.00	$1,450,500,000.00	$23,294,400.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this

Quarterly Servicer's Certificate the 18th day of March, 2003.

PACIFIC GAS AND ELECTRIC COMPANY, as Servicer

by: /s/ Dinyar B. Mistry

---------------------------

Dinyar B. Mistry

Vice President and Controller